UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

BRUNSWICK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

11.250% Senior Secured Notes due 2016

On August 11, 2009, Brunswick Corporation (the “Company”) completed an offering of $350 million aggregate principal amount of 11.25 percent senior secured notes due 2016 (the “Notes”) at an issue price of 97.036 percent to qualified institutional buyers in accordance with Rule 144A, and to persons outside the U.S. pursuant to Regulation S under the Securities Act of 1933, as amended. The new notes are secured by first-priority liens on the Company’s headquarters and the domestic retail bowling centers it owns, and by second-priority liens on substantially all of the assets that secure the Company’s existing senior secured revolving credit facility on a first-priority lien basis, other than the capital stock and other equity interests of certain subsidiaries (Brunswick Family Boat Co., Inc., Brunswick Bowling and Billiards Corporation and Sea Ray Boats, Inc.) and any asset (such as real estate, machinery, equipment and fixtures) that constitutes “Principal Property” (in general, a manufacturing plant or other facility of material importance to the business of the Company that is owned by the Company or one of the subsidiaries named above).

The Company intends to use the net proceeds from the private offering of the new notes primarily to fund a cash tender offer and consent solicitation for its outstanding 5 percent notes due 2011, on the terms and conditions set forth in the offer to purchase and consent solicitation statement dated August 10, 2009, and related letter of transmittal. The tender offer is made only through, and pursuant to the terms of, the offer to purchase and the letter of transmittal. As of July 4, 2009, $150 million aggregate principal amount of the 2011 notes was outstanding. Any proceeds not used to fund the tender offer will be used for general corporate purposes, including the repurchase, redemption, defeasance or repayment of any 2011 notes not purchased in the tender offer, or the escrow of funds to repurchase, redeem, defease or repay any such 2011 notes, or to repurchase, redeem, defease or repay indebtedness of the Company, including the Company’s 11.75 percent senior notes due 2013.

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of August 14, 2009, between the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Notes bear interest at a rate of 11.25 percent annum and mature on November 1, 2016. Interest on the Notes will be payable semi-annually on May 1 and November 1 of each year, starting on November 1, 2009.

The Indenture imposes certain limitations on the incurrence of indebtedness by the Company and its subsidiaries, the payment of dividends and other distributions on the capital stock of the Company and its subsidiaries (excepting, among other things, dividends on the Company’s common stock of up to $5.0 million per calendar year), the purchase or redemption of capital stock of the Company, certain purchases or redemptions of subordinated obligations or guarantor subordinated obligations, the sale or transfer of assets and capital stock of subsidiaries, certain sale/leaseback transactions involving the Company or its restricted subsidiaries, the issuance or sale of capital stock of restricted subsidiaries, the incurrence of certain liens, future subsidiary guarantors, the business activities and investments of the Company and its subsidiaries and transactions with affiliates, provided, however, that certain of such limitations shall be suspended if the Notes receive a rating of “BBB-” or higher from Standard & Poor’s Rating Services (or its successors) and “Baa3” or higher from Moody’s Investors Service, Inc. (or its successors), in each case, with a stable or better outlook. In addition, the Indenture limits the ability of the Company and its subsidiaries to enter into agreements that restrict distributions and dividends from subsidiaries.

Prior to November 1, 2013, the Company may redeem some or all of the notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption plus a “make-whole” premium. On or after

November 1, 2013, the Company may redeem some or all of the notes at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2013	105.625%
2014	102.813%
2015 and thereafter	100.000%

In addition, at any time and from time to time, on or prior to November 1, 2012, the Company may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings at a redemption price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the interest rate per annum, plus accrued and unpaid interest, if any, to the date of redemption.

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

The Indenture contains customary events of default. If an event of default occurs and is continuing, the trustee or holders of at least 25% in aggregate principal amount of the outstanding Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are events of default which shall result in the Notes being due and payable immediately upon the occurrence of such events of default.

Upon the occurrence of a change of control (as defined in the Indenture), any holder of Notes will have the right to require the Company to repurchase all or any part of the Notes of such holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

In the event of certain asset dispositions (as defined in the Indenture), the Company will be required to make an offer to all holders to purchase Notes, and, if required by the terms thereof, to the holders of certain indebtedness ranking equally in right of payment to the Notes, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such other indebtedness, plus accrued and unpaid interest to the date of purchase.

The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Indenture and the form of the Notes are filed as Exhibits 4.1 and 4.2 respectively to this Current Report on Form 8-K. The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and the Notes, which are incorporated herein by reference.

First Amendment to the Amended and Restated Credit Agreement and the Pledge and Security Agreement

On August 11, 2009, the Company entered into the First Amendment (the “First Amendment”) to (i) the Amended and Restated Credit Agreement, dated as of April 29, 2005, as amended and restated as of December 19, 2008 (the “Credit Agreement”), among the Company, the subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and (ii) the Pledge and Security Agreement, dated as of December 19, 2008 (the “Security Agreement”), among the Company, the subsidiaries party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The First Amendment amends and supplements the Credit Agreement and the Security Agreement by, among other things, increasing the amount of permitted secured debt in connection with the refinancing of the Company’s 11.750% Senior Notes due 2013 as well as for general corporate purposes.

The First Amendment is attached as Exhibit 10.1. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Statements made in this Current Report on Form 8-K that are forward-looking involve risks and uncertainties and are indicated by words such as “may,” “expects” and other similar words or phrases. Actual events or results may differ materially from those described herein. These uncertainties include, but are not limited to, future economic conditions and other risks described in filings with the SEC such as Brunswick’s most recent Forms 10-K and 10-Q.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of August 14, 2009, between Brunswick Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 11.250% Senior Secured Notes due 2016 (included in Exhibit 4.1).

10.1	First Amendment, dated as of August 11, 2009, to (i) the Amended and Restated Credit Agreement, dated as of April 29, 2005, as amended and restated as of December 19, 2008, between Brunswick Corporation, the subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and RBS Securities Corporation, as joint lead arrangers, J.P. Morgan Securities Inc., RBS Securities Corporation, Banc of America Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as joint bookrunners, JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC, as syndication agents, and Bank of America, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as documentation agents, and (ii) the Pledge and Security Agreement, dated as of December 19, 2008, among Brunswick Corporation, the subsidiary grantors thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRUNSWICK CORPORATION

Date: August 14, 2009	By:	/s/ Peter B. Hamilton
	Name:	Peter B. Hamilton
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of August 14, 2009, between Brunswick Corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 11.250% Senior Secured Notes due 2016 (included in Exhibit 4.1).

10.1	First Amendment, dated as of August 11, 2009, to (i) the Amended and Restated Credit Agreement, dated as of April 29, 2005, as amended and restated as of December 19, 2008, between Brunswick Corporation, the subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and RBS Securities Corporation, as joint lead arrangers, J.P. Morgan Securities Inc., RBS Securities Corporation, Banc of America Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as joint bookrunners, JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC, as syndication agents, and Bank of America, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as documentation agents, and (ii) the Pledge and Security Agreement, dated as of December 19, 2008, among Brunswick Corporation, the subsidiary grantors thereto, and JPMorgan Chase Bank, N.A., as administrative agent.